   As filed with the Securities and Exchange Commission on February 23, 1998.
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                      AMERICAN INDUSTRIAL PROPERTIES REIT
             (Exact name of registrant as specified in its charter)

               TEXAS                         6798                   75-6335572
  (State or other jurisdiction    (Primary Standard Industrial  (I.R.S. Employer
of incorporation or organization)  Classification Code Number)  Identification No.)

                        6210 N. BELTLINE ROAD, SUITE 170
                              DALLAS, TEXAS 75063
                                 (972) 756-6000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                               CHARLES W. WOLCOTT
                            CHIEF EXECUTIVE OFFICER
                      AMERICAN INDUSTRIAL PROPERTIES REIT
                        6210 N. BELTLINE ROAD, SUITE 170
                              DALLAS, TEXAS 75063
                                 (972) 756-6000
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                   COPIES TO:

                                BRYAN L. GOOLSBY
                                 GINA E. BETTS
                     LIDDELL, SAPP, ZIVLEY, HILL & LABOON,
                                     L.L.P.
                          2001 ROSS AVENUE, SUITE 3000
                              DALLAS, TEXAS 75201
                                 (214) 849-5500

                                ----------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

=================================================================================================================================
                                             CALCULATION OF REGISTRATION FEE
=================================================================================================================================
Title of Each Class of                                                            Proposed Maximum
  Securities to be        Amount to be       Proposed Maximum Aggregate           Aggregate Offering                 Amount of
    Registered(1)        Registered(2)           Price Per Unit(3)                   Price(2)(3)                 Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities(4)
Preferred Shares(5)       $500,000,000                  (8)                         $500,000,000                    $147,500(9)
Common Shares(6)
Securities Warrants(7)
=================================================================================================================================

(1) This Registration Statement also covers delayed delivery contracts that may be issued by the Registrant under which the party purchasing such contracts may be required to purchase Debt Securities, Preferred Shares, Common Shares or Securities Warrants. Such contracts may be issued together with the specific Securities to which they relate. In addition, Securities registered hereunder either may be sold separately or as units comprised of more than one type of Security registered hereunder.
(2) In U.S. Dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).
(3) Estimated solely for the purpose of calculating the registration fee. This Registration Statement is intended to register both the issuance of Common Shares and Preferred Shares issued for sale directly by the Company, as well as the issuance of such Common Shares and Preferred Shares upon the conversion of the Debt Securities or the Preferred Shares, as appropriate, or upon exercise of Securities Warrants. No separate consideration will be received for Common Shares or Preferred Shares that are issued upon conversion of Debt Securities or Preferred Shares registered hereunder as the case may be. The aggregate maximum offering price of all Securities issued pursuant to this Registration Statement will not exceed $500,000,000.
(4) Such indeterminate principal amount of Debt Securities as may from time to time be issued at indeterminate prices.
(5) Such indeterminate number of Preferred Shares as may from time to time be issued at indeterminate prices or issuable upon conversion of Debt Securities or exercise of Securities Warrants.
(6) Such indeterminate number of Common Shares as may from time to time be issued at indeterminate prices or issuable upon conversion of Debt Securities or Preferred Shares registered hereunder, as the case may be, or exercise of Securities Warrants.
(7)      Such indeterminate number of Debt Securities Warrants, Preferred
         Shares Warrants and Common Shares Warrants representing rights to purchase Debt Securities, Preferred Shares and Common Shares, respectively, registered pursuant to this Registration Statement, as may from time to time be issued at indeterminate prices.
(8) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
(9)      Calculated pursuant to Rule 457(o) under the Securities Act of
         1933, as amended.

                                ----------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 20, 1998

PROSPECTUS

                      AMERICAN INDUSTRIAL PROPERTIES REIT
                                  $500,000,000
                       DEBT SECURITIES, PREFERRED SHARES,
                     COMMON SHARES AND SECURITIES WARRANTS

         American Industrial Properties REIT, a Texas real estate investment trust (the "Trust"), may from time to time offer and sell in one or more series
(i) its unsecured senior debt securities (the "Debt Securities"); (ii) its preferred shares of beneficial interest, par value $0.10 per share (the "Preferred Shares"); (iii) its common shares of beneficial interest, par value $0.10 per share (the "Common Shares"); or (iv) warrants to purchase Common Shares (the "Common Shares Warrants"), warrants to purchase Debt Securities (the "Debt Securities Warrants") and warrants to purchase Preferred Shares (the "Preferred Shares Warrants"), with an aggregate public offering price of up to $500,000,000 (or its equivalent in any other currency or composite currency based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined by market conditions at the time of offering. The Common Shares Warrants, the Debt Securities Warrants and the Preferred Shares Warrants shall be referred to herein collectively as the "Securities Warrants." The Debt Securities, Preferred Shares, Common Shares and Securities Warrants (collectively, the "Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement").

         With respect to the Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Trust or repayment at the option of the Holder (as defined in the Indenture), any sinking fund provisions and any conversion provisions will be set forth in the applicable Prospectus Supplement. The terms of the Preferred Shares, including the specific designation and stated value per share, any dividend, liquidation, redemption, conversion, voting and other rights, and all other specific terms of the Preferred Shares will be set forth in the applicable Prospectus Supplement. In the case of Common Shares, the specific number of shares and issuance price per share will be set forth in the applicable Prospectus Supplement. In the case of the Securities Warrants, the duration, offering price, exercise price and detachability, if applicable, will be set forth in the applicable Prospectus Supplement. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to preserve the status of the Trust as a real estate investment trust (a "REIT") for United States federal income tax purposes. The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

         The Securities may be offered directly by the Trust, through agents designated from time to time by the Trust, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Securities.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                             ----------------------
         This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
                             ----------------------

                The date of this Prospectus is            , 1998

                             AVAILABLE INFORMATION

         The Trust has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, with respect to the Securities offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto.
For further information with respect to the Trust and the Securities, reference is made to the Registration Statement and such exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document which is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

         The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information and the Registration Statement and exhibits and schedules thereto filed by the Trust with the Commission can be inspected and copied at the Public Reference Section maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site at (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Information about the Trust may be obtained from the Commission's web site. Such reports, proxy and information statements and other information can also be inspected at the offices of the New York Stock Exchange (the "NYSE"), 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Trust with the Commission (File No. 1-9016) are incorporated by reference herein and shall be deemed to be a part hereof:

         (a)     Annual Report on Form 10-K for the year ended December 31,
                 1996;
         (b)     Quarterly Report on Form 10-Q for the quarter ended March 31,
                 1997;
         (c)     Quarterly Report on Form 10-Q for the quarter ended June 30,
                 1997;
         (d) Quarterly Report on From 10-Q for the quarter ended September 30, 1997;
         (e)     Current Report on Form 8-K filed March 4, 1997;
         (f)     Current Report on Form 8-K filed on May 13, 1997;
         (g)     Current Report on Form 8-K filed on June 13, 1997;
         (h)     Current Report on Form 8-K filed on July 22, 1997;
         (i)     Current Report on Form 8-K filed on September 2, 1997;
         (j) Current Report on Form 8-K filed on October 17, 1997 (and Amendment No. 1 thereto);
         (k) Current Report on Form 8-K filed on November 25, 1997 (and Amendment No. 1 thereto);
         (l)     Current Report on Form 8-K filed January 20, 1998;
         (m)     Current Report on form 8-K filed February 13, 1998; and
         (n) The description of the Common Shares contained in the Trust's Registration Statement on Form 8-A.

         All documents subsequently filed by the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document or in an accompanying prospectus supplement, if any, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying prospectus supplement.

         UPON WRITTEN OR ORAL REQUEST OF ANY PERSON TO WHOM A PROSPECTUS IS DELIVERED, THE TRUST WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE DOCUMENTS WHICH

         HAVE BEEN INCORPORATED BY REFERENCE (OTHER THAN EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN ANY SUCH DOCUMENT) IN THIS PROSPECTUS. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO MARC A. SIMPSON, VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER, AND SECRETARY, AMERICAN INDUSTRIAL PROPERTIES REIT, 6210 N. BELTLINE ROAD, SUITE 170, IRVING, TEXAS, 75063, TELEPHONE NUMBER (972) 756-6000.

                                   THE TRUST

         American Industrial Properties REIT (the "Trust") is a self-administered and self-managed Texas real estate investment trust ("REIT") primarily engaged in the acquisition, renovation, development and operation of industrial and office properties. As of February 15, 1998, the Trust owned 35 industrial and office properties containing 3,965,718 net rentable square feet, located in 9 states (the "Trust Industrial Properties"), and two retail properties containing 267,227 net rentable square feet (the "Trust Retail Properties") located in Colorado and Florida (the Trust Industrial Properties and the Trust Retail Properties shall be referred to herein collectively as the "Trust Properties"). The Trust Industrial Properties and the Trust Retail Properties had average occupancy rates of 93% and 84%, respectively, at February 15, 1998.

         The Trust was organized on September 26, 1985. The Trust's investment objective is to maximize the total return to its shareholders through the acquisition, leasing, management and disposition of light industrial real estate properties. On November 27, 1985, the Trust completed an initial public offering and commenced operations. The Trust was initially advised by an outside advisor under an advisory agreement that provided for the payment of an annual advisory fee and reimbursements for certain expenses as well as transaction fees for asset acquisitions and dispositions. In June 1993, the Trust terminated its agreement with the advisor and converted to self-administration. The name of the Trust was changed to American Industrial Properties REIT and its ticker symbol on the NYSE was changed to "IND" to reflect the Trust's industrial property focus. In October 1993, shareholders voted to remove the finite life term of the Trust as contained in the original Declaration of Trust, thereby making the Trust a perpetual life entity.

         Effective December 31, 1997, the Trust merged with the following four public partnerships (collectively, the "RELPS") pursuant to the terms of Amended and Restated Agreements and Plans of Merger between the Trust and each of the RELPS (collectively, the "Merger Agreement"): USAA Real Estate Income Investments I Limited Partnership, A California Limited Partnership ("RELP I"); USAA Real Estate Income Investments II Limited Partnership, a Texas Limited Partnership ("RELP II"); USAA Income Properties III Limited Partnership, a Delaware Limited Partnership ("RELP III"); and USAA Income Properties IV Limited Partnership, a Delaware Limited Partnership ("RELP IV"). The RELPS were initially organized to acquire income producing real properties, primarily office buildings. Substantially all of the properties owned by the RELPS are now owned by the Trust, and such properties will continue to be managed and leased by an affiliate of USAA Real Estate Company. As a result of the mergers, the Trust acquired or gained control of 10 properties with an aggregate of 1,401,257 net rentable square feet.

         The Trust has historically qualified as a REIT for federal income tax purposes and intends to maintain its REIT qualification in the future. Although the Trust believes that it was organized and has been operating in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), no assurance can be given that the Trust will continue to qualify as a REIT. Qualification as a REIT involves application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. If in any taxable year the Trust would fail to qualify as a REIT, the Trust would not be allowed a deduction for distributions to shareholders for computing taxable income and would be subject to federal taxation at regular corporate rates. Unless entitled to relief under certain statutory provisions, the Trust would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, the Trust's ability to make distributions to its shareholders would be adversely affected.

         In order to preserve its REIT status, the Trust must meet certain criteria with respect to assets, income, and shareholder ownership. Transfer of the Common Shares or Preferred Shares is subject to certain restrictions and ownership of the outstanding Shares (defined as both Common and Preferred Shares) by any single person is limited to 9.8% of the total number of outstanding Shares, subject to certain exceptions. As provided in the Declaration of Trust, any purported transfer in violation of the above-described ownership limitations shall be void. In addition, the Trust is required to distribute at least 95% of taxable income (as defined) to its shareholders.

         The principal executive offices of the Trust are located at 6210 N. Beltline Road, Suite 170, Irving, Texas 75063 and its phone number is (972) 756-6000.

                                USE OF PROCEEDS

         Unless otherwise described in the Prospectus Supplement which accompanies this Prospectus, the Trust intends to use the net proceeds from the sale of the Securities for general corporate purposes, which may include the acquisition and development of light industrial properties as suitable opportunities arise, the improvement of certain properties in the Trust's portfolio and the repayment of certain then-outstanding secured or unsecured indebtedness. Pending use for the foregoing purposes, such proceeds may be invested in short-term, interest-bearing time or demand deposits with financial institutions, cash items or qualified government securities.


                          DESCRIPTION OF COMMON SHARES

         The Declaration of Trust of the Trust provides that the Trust may issue up to 500,000,000 common shares of beneficial interest, par value $0.10 per share ("Common Shares"), and 50,000,000 preferred shares of beneficial interest, par value $0.10 per share ("Preferred Shares"). At February 15, 1998, 11,151,313 Common Shares were issued and outstanding and no Preferred Shares were issued and outstanding.

         The following description of the Common Shares sets forth certain general terms and provisions of the Common Shares to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that Common Shares will be issuable upon conversion of Debt Securities or Preferred Shares of the Trust or upon the exercise of the Common Shares Warrants issued by the Trust. The statements below describing the Common Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Trust's Declaration of Trust and Fifth Amended and Restated Bylaws.

GENERAL

         Subject to the provisions of the Declaration of Trust regarding Excess Securities (as defined therein), holders of Common Shares are entitled to such dividends, in cash, property or shares of beneficial interest, as may be declared from time to time by the Board of Trust Managers. The Trust is prohibited from declaring or making any distribution when the Trust is unable to pay its debts as they become due in the usual course of business or when the payment of such distribution would result in the Trust becoming unable to pay its debts as they become due in the usual course of business. Payment and declaration of distributions on the Common Shares and purchases of shares thereof by the Trust will be subject to certain restrictions if the Trust fails to make distributions on the Preferred Shares. See "Description of Preferred Shares." In the event of any liquidation, dissolution or winding-up of the affairs of the Trust, holders of Common Shares will be entitled to share equally and ratably in the assets of the Trust remaining after provision for liabilities to creditors and payment of liquidation preferences to holders of Preferred Shares or senior Debt Securities and subject to the provisions of the Declaration of Trust regarding Excess Securities. Each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election or removal of Trust Managers, amendments to the Declaration of Trust, proposals to terminate, reorganize, merge or consolidate the Trust or to sell or dispose of substantially all of the Trust's property and with respect to certain business combinations. There is no cumulative voting in the election of Trust Managers. The Trust will have perpetual existence unless and until dissolved and terminated. Upon receipt by the Trust of lawful payment therefor, the Common Shares will, when issued, be fully paid and nonassessable, and will not be subject to redemption except (as described in the Declaration of Trust) as necessary to preserve the Trust's status as a REIT. A shareholder of the Trust has no preemptive rights to subscribe for additional Common Shares or other securities of the Trust except as may be granted by the Board of Trust Managers.

RESTRICTIONS ON OWNERSHIP

         For the Trust to qualify as a REIT under the Code, not more than 50% in value of its outstanding Shares may be owned directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and such Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.

         Because the Board of Trust Managers believes it is essential for the Trust to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the total outstanding Shares of any class. Any transfer of Shares that would: (i) result in the Trust owning, directly or indirectly, 10% or more of the ownership interest in any tenant or subtenant of the Trust's "real property" within the meaning of Section 856(d)(2)(B) of the Code; (ii) result in the Shares being owned by fewer than 100 persons; (iii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code; or (iv) result in the disqualification of the Trust as a REIT, shall be null and void, and the intended transferee will acquire no rights in the Shares, except as provided in the Declaration of Trust regarding Excess Securities. The Trust Managers may waive the Ownership Limit with respect to any person who has provided the Trust with evidence and assurances acceptable to the Trust Managers that the qualification of the Trust as a REIT would not be jeopardized thereby.

         The Trust's Declaration of Trust provides that Shares owned, or deemed to be owned, or transferred to a shareholder in excess of the Ownership Limit will automatically be deemed to be Excess Securities and as such will be deemed to have been transferred to the Trust as trustee of a trust for the exclusive benefit of the transferees to whom such Shares may ultimately be transferred without violating the Ownership Limit. For purposes of such Ownership Limit, convertible securities will be treated as if such securities had been converted in calculating the Ownership Limit. While the Excess Securities are held in trust, they will not be entitled to vote (except as required by law), and they will not be entitled to participate in distributions. Any distribution paid to a proposed transferee of Excess Securities prior to the discovery by the Trust that Shares have been transferred in violation of the provisions of the Trust's Declaration of Trust shall be repaid to the Trust upon demand. The original transferee-shareholder may, at any time the Excess Securities are held by the Trust in trust, transfer the interest in the trust representing the Excess Securities to any individual whose ownership of the Shares that have been deemed to be Excess Securities would be permitted under the Ownership Limit, at a price not in excess of the price paid by the original transferee-shareholder for the Shares that were exchanged into Excess Securities. Immediately upon the transfer to the permitted transferee, the Excess Securities will automatically be deemed to be Shares of the class from which they were converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee-shareholder of any Excess Securities may be deemed, at the option of the Trust, to have acted as an agent on behalf of the Trust in acquiring the Excess Securities and to hold the Excess Securities on behalf of the Trust.

         In addition to the foregoing transfer restrictions, the Trust will have the right, for a period of 90 days during the time any Excess Securities are held by the Trust in trust, to purchase all or any portion of the Excess Securities from the original transferee-shareholder at the lesser of the price paid for the Shares by the original transferee-shareholder or the market price (as determined in the manner set forth in the Declaration of Trust) of the Shares on the date the Trust exercises its option to purchase. The 90-day period begins on the later of the date of the violative transfer or date the Board of Trust Managers determines that a violative transfer has been made. All certificates representing the Common Shares will bear a legend referring to the restrictions described above.

         Each shareholder shall upon demand be required to disclose to the Trust in writing any information with respect to the direct, indirect and constructive ownership of beneficial interests as the Board of Trust Managers deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

         The Ownership Limit may have the effect of precluding acquisition of control of the Trust unless the Board of Trust Managers and the shareholders determine that maintenance of REIT status is no longer in the best interest of the Trust.

SHAREHOLDER LIABILITY

         By statute, the State of Texas provides limited liability for shareholders of a REIT organized under the Texas Real Estate Investment Trust Act (the "Texas REIT Act").

TRANSFER AGENT AND REGISTRAR

          Boston EquiServe or its successor is the transfer agent and registrar for the Common Shares.

                        DESCRIPTION OF PREFERRED SHARES

         The following description of the terms of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. Certain other terms of any series of the Preferred Shares offered by any Prospectus Supplement will be described in such Prospectus Supplement. The description of certain provisions of the Preferred Shares set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Trust's Declaration of Trust and the Board of Trust Managers' resolution or resolutions relating to each series of the Preferred Shares which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Preferred Shares.

GENERAL

         The Trust is authorized to issue 50,000,000 Preferred Shares, of which no Preferred Shares were outstanding at February 15, 1998.

         Under the Trust's Declaration of Trust, the Board of Trust Managers, without further shareholder approval, may from time to time establish and issue Preferred Shares in one or more series with such designations, powers, preferences or rights of the shares of such series and the qualifications, limitations or restrictions thereon.

         The Preferred Shares shall have the distribution, liquidation, redemption and voting rights set forth below unless otherwise provided in a Prospectus Supplement relating to a particular series of the Preferred Shares. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Shares offered thereby for specific terms, including:
(i) the designation and stated value per share of such Preferred Shares and the number of shares offered; (ii) the amount of liquidation preference per share;
(iii) the initial public offering price at which such Preferred Shares will be issued; (iv) the distribution rate (or method of calculation), the dates on which distribution shall be payable and the dates from which distribution shall commence to cumulate, if any; (v) any redemption or sinking fund provisions;
(vi) any conversion right; and (vii) any additional voting, distribution, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions not in conflict with the Declaration of Trust or the Texas REIT Act. The Preferred Shares will, when issued for lawful consideration therefor, be fully paid and nonassessable and will have no preemptive rights.

RANK

         Unless otherwise specified in the Prospectus Supplement, the Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Trust, rank (i) senior to all classes or series of Common Shares and to all equity securities ranking junior to such Preferred Shares; (ii) on a parity with all equity securities issued by the Trust the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares; and (iii) junior to all equity securities issued by the Trust the terms of which specifically provide that such equity securities rank senior to the Preferred Shares. The rights of the holders of each series of the Preferred Shares will be subordinate to those of the Trust's general creditors.

DISTRIBUTIONS

         Holders of each series of Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trust Managers of the Trust, out of assets of the Trust legally available for payment, cash distributions at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. Each such distribution shall be payable to holders of record as they appear on the share transfer books of the Trust on such record dates as shall be fixed by the Board of Trust Managers of the Trust, as specified in the Prospectus Supplement relating to such series of Preferred Shares.

         Distributions on any series of the Preferred Shares may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trust Managers of the Trust fails to declare a distribution payable on a distribution payment date on any series of the Preferred Shares for which distributions are noncumulative, then the holders of such series of the Preferred Shares will have no right to receive a distribution in respect of the distribution period ending on such distribution payment date, and the Trust will have no obligation to pay the distribution accrued for such period, whether or not distributions on such series are declared payable on any future distribution payment date. Distributions on shares of each series of Preferred Shares for which distributions are cumulative will accrue from the date on which the Trust initially issues shares of such series.

         So long as any series of the Preferred Shares shall be outstanding, unless (i) full distributions (including if such distributions are cumulative, distributions for prior distribution periods) shall have been paid or declared and set apart for payment on all outstanding Preferred Shares of such series and all other classes and series of Preferred Shares of the Trust (other than Junior Shares, as defined below); and (ii) the repurchase or other mandatory retirement of, or with respect to any sinking or other analogous fund for, any shares of Preferred Shares of such series or any other Preferred Shares of the Trust of any class or series (other than Junior Shares), the Trust may not declare any distributions on any Common Shares of the Trust or any other shares of the Trust ranking as to cash distributions or distributions of assets junior to such series of Preferred Shares (the Common Shares and any such other shares being herein referred to as "Junior Shares"), or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any Junior Shares or make any distribution in respect thereof, whether in cash or property or in obligations or shares of the Trust, other than Junior Shares which are neither convertible into, nor exchangeable or exercisable for, any securities of the Trust other than Junior Shares.

         Any distribution made on a series of Preferred Shares shall first be credited against the earliest accrued but unpaid distribution due with respect to shares of such series which remains payable. No interest, or sum of money in lieu of interest, shall be payable in respect to any distribution or payments on Preferred Shares of such series which may be in arrears.

REDEMPTION

         A series of Preferred Shares may be redeemable, in whole or from time to time in part, at the option of the Trust, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series. Shares of the Preferred Shares redeemed by the Trust will be restored to the status of authorized but unissued Preferred Shares of the Trust.

         The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of shares of such Preferred Shares that shall be redeemed by the Trust in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of shares of beneficial interest of the Trust, the terms of such Preferred Shares may provide that, if no such shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into shares of the applicable shares of beneficial interest of the Trust pursuant to conversion provisions specified in the applicable Prospectus Supplement.

         So long as any distributions on shares of any series of the Preferred Shares or any other series of Preferred Shares of the Trust ranking on a parity as to distributions of cash or assets with such series of the Preferred Shares are in arrears, no shares of any such series of the Preferred Shares or such other series of Preferred Shares of the Trust will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and the Trust will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of such shares to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

         In the event that fewer than all of the outstanding shares of a series of the Preferred Shares are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by the Trust or by any other method as may be determined by the Trust in its sole discretion to be equitable. From and after the redemption date (unless default shall be made by the Trust in providing for the payment of the redemption price plus accumulated and unpaid distributions, if any), distributions shall cease to accumulate on the Preferred Shares called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid distributions, if any) shall cease.

LIQUIDATION PREFERENCE

         Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, then, before any distribution or payment shall be made to the holders of any Junior Shares, the holders of each series of Preferred Shares shall be entitled to receive out of assets of the Trust legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Preferred Shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Trust. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of the Trust ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Trust shall be distributed among the holders of Junior Shares, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Trust with or into any other corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

VOTING RIGHTS

         Holders of the Preferred Shares will not be entitled to vote for any purpose except as required by applicable law.

CONVERSION RIGHTS

         The terms and conditions, if any, upon which shares of any series of Preferred Shares are convertible into Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Shares into which the Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion.

RESTRICTIONS ON OWNERSHIP

         See "Description of Common Shares--Restrictions on Ownership" for a discussion of the restrictions on shares of beneficial interest ownership necessary for the Trust to qualify as a REIT under the Code.

SHAREHOLDER LIABILITY

         See "Description of Common Shares--Shareholder Liability" for a discussion of limitations on shareholder liability under the Texas REIT Act.

TRANSFER AGENT AND REGISTRAR

         Unless otherwise indicated in a Prospectus Supplement relating thereto, Boston EquiServe or its successor is the transfer agent and registrar for shares of each series of the Preferred Shares.

                       DESCRIPTION OF SECURITIES WARRANTS

         The Trust may issue Securities Warrants (which may include subscription rights distributed to the Trust's shareholders) for the purchase of Debt Securities, Preferred Shares or Common Shares. As of February 15, 1998, 40,000 warrants were outstanding. Securities Warrants may be issued independently or together with any other Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Securities Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Trust and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Trust in connection with the Securities Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Securities Warrants. The following summaries of certain provisions of the Warrant Agreement and the Securities Warrant certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Securities Warrant certificates relating to each series of Securities Warrants which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Securities Warrants.

         If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including, in the case of Securities Warrants for the purchase of Debt Securities, the following where applicable: (i) the offering price; (ii) the denominations and terms of the series of Debt Securities purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of any series of Debt Securities with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with such Debt Securities; (iv) the date, if any, on and after which such Securities Warrants and the related series of Debt Securities will be transferable separately; (v) the principal amount of the series of Debt Securities purchasable upon exercise of each such Securities Warrant and the price at which such principal amount of Debt Securities of such series may be purchased upon such exercise; (vi) the date on which the right to exercise such Securities Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (vii) whether the Securities Warrants will be issued in registered or bearer form; (viii) any special United States federal income tax consequences; (ix) the terms, if any, on which the Trust may accelerate the date by which the Securities Warrants must be exercised; and (x) any other material terms of such Securities Warrants.

         In the case of Securities Warrants for the purchase of Preferred Shares or Common Shares, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable:
(i) the offering price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants, the exercise price, and in the case of Securities Warrants for Preferred Shares, the designation, aggregate number and terms of the series of Preferred Shares purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of any series of Preferred Shares with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with such Preferred Shares; (iv) the date, if any, on and after which such Securities Warrants and the related series of Preferred Shares or Common Shares will be transferable separately;
(v) the date on which the right to exercise such Securities Warrants shall commence and the Expiration Date; (vi) any special United States federal income tax consequences; and (vii) any other material terms of such Securities Warrants.

         Securities Warrant certificates may be exchanged for new Securities Warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Securities Warrant to purchase Debt Securities, holders of such Securities Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal, premium, if any, or interest, if any, on such Debt Securities or to enforce covenants in the applicable indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Shares or Common Shares, holders of such Securities Warrants will not have any rights of holders of such Preferred Shares or Common Shares, including the right to receive payments of dividends, if any, on such Preferred Shares or Common Shares, or to exercise any applicable right to vote.

EXERCISE OF SECURITIES WARRANTS

         Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of shares of Preferred Shares or Common Shares, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Trust), unexercised Securities Warrants will become void.

         Securities Warrants may be exercised by delivering to the Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities, Preferred Shares or Common Shares, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the Securities Warrant certificate. Securities Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five
(5) business days, of the Securities Warrant certificate evidencing such Securities Warrants. Upon receipt of such payment and the Securities Warrant certificate properly completed and duly executed at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Trust will, as soon as practicable, issue and deliver the Debt Securities, Preferred Shares or Common Shares, as the case may be, purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant certificate are exercised, a new Securities Warrant certificate will be issued for the remaining amount of Securities Warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT

         The Warrant Agreements may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interests of the holders of the Securities Warrants.

ADJUSTMENTS

         Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Shares covered by, a Common Shares Warrant are subject to adjustment in certain events, including
(i) payment of a distribution on the Common Shares payable in shares of beneficial interest and share splits, combinations or reclassification of the Common Shares; (ii) issuance to all holders of Common Shares of rights or warrants to subscribe for or purchase shares of Common Shares at less than their current market price (as defined in the Warrant Agreement for such series of Common Shares Warrants); and (iii) certain distributions of evidences of indebtedness or assets (including securities but excluding cash distributions or distributions paid out of consolidated earnings or retained earnings or distributions payable in Common Shares) or of subscription rights and warrants (excluding those referred to above).

         No adjustment in the exercise price of, and the number of Common Shares covered by, a Common Shares Warrant will be made for regular quarterly or other periodic or recurring cash distributions or distributions or for cash distributions or distributions to the extent paid from consolidated earnings or retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect. Except as stated above, the exercise price of, and the number of Common Shares covered by, a Common Shares Warrant will not be adjusted for the issuance of (i) Common Shares, (ii) any securities convertible into or exchangeable for Common Shares, or (iii) any securities carrying the right or option to purchase or otherwise acquire Common Shares, in exchange for cash, other property or services.

         In the event of any (i) consolidation or merger of the Trust with or into any entity (other than a consolidation or a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Shares); (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Trust; or (iii) reclassification, capital reorganization or change of the Common Shares (other than solely a change in par value or from par value to no par value), then any holder of a Common Shares Warrant will be entitled, on or after the occurrence of any such event, to receive on exercise of such Common Shares Warrant the kind and amount of shares of beneficial interest or other securities, cash or other property (or any combination thereof) that the holder would have received had such holder exercised such holder's Common Shares Warrant immediately prior to the occurrence of such event. If the consideration to be received upon exercise of the Common Shares Warrant following any such event consists of common shares of the surviving entity, then from and after the occurrence of such event, the exercise price of such Common Shares Warrant will be subject to the same anti-dilution and other adjustments described in the second preceding paragraph, applied as if such common shares were Common Shares.

                         DESCRIPTION OF DEBT SECURITIES

         Unless otherwise stated in the applicable Prospectus Supplement, the Debt Securities are to be issued under an Indenture, as amended or supplemented from time to time (the "Indenture"), between the Trust and a trustee to be identified in the applicable Prospectus Supplement. The term "Trustee" as used herein shall refer to such bank or trust company as the Trust may appoint as trustee pursuant to the terms of the Indenture. The form of the Indenture executed by the Trust is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"), and may be amended or supplemented from time to time. The statements made hereunder relating to the Indenture and the Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities. All section references appearing herein are to sections of the Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

GENERAL

         The Debt Securities will be direct, unsecured and unsubordinated obligations of the Trust and will rank equally with all other unsecured and unsubordinated indebtedness of the Trust. The Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Trust Managers of the Trust or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301).

         The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 609). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee (Section
610), and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

         Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

         (i)     the title of such Debt Securities;

         (ii) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

         (iii) the date or dates, or the method for determining such date or dates, on which the principal (and premium or Make-Whole Amount, if any) of such Debt Securities will be payable;

         (iv) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

         (v) the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which such dates shall be determined, the

                 Person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

         (vi) the place or places where the principal of (and premium or Make-Whole Amount, if any) and interest (including all Additional Amounts), if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange, and where notices or demands to or upon the Trust in respect of such Debt Securities and the Indenture may be served;

         (vii) the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Trust, if the Trust is to have such an option;

         (viii) the obligation, if any, of the Trust to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

         (ix) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible into Common Shares, Preferred Shares or Debt Securities of another series, or the method by which any such portion shall be determined;

         (x) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

         (xi) whether the amount of payments of principal of (and premium or Make-Whole Amount, if any, including any amount due upon redemption, if any) or interest and Additional Amounts, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

         (xii) any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants set forth in the Indenture;

         (xiii) whether such Debt Securities will be issued in certificated or book-entry form;

         (xiv) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

         (xv) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Indenture;

         (xvi) if such Debt Securities are to be issued upon the exercise of Debt Securities Warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

         (xvii) the terms, if any, upon which Debt Securities may be convertible into Common Shares, Preferred Shares or Debt Securities of another series of the Trust and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

         (xviii) if convertible, in connection with the preservation of the Trust's status as a REIT, any applicable limitations on the ownership or transferability of the Common Shares, Preferred Shares or other capital shares of the Trust into which such Debt Securities are convertible;

         (xix) whether and under what circumstances the Trust will pay Additional Amounts as contemplated in the Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Trust will have the option to redeem such Debt Securities in lieu of making such payment; and

         (xx) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

         If so provided in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof or bear no interest or bear interest at a rate which at the time of issuance is below market rates ("Original Issue Discount Securities"). Special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

         Except as set forth in a supplemental indenture made applicable to the Debt Securities, and as further described in an applicable Prospectus Supplement, the Indenture does not contain any other provisions that would limit the ability of the Trust to incur indebtedness or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Trust or in the event of a change of control. However, restrictions on ownership and transfers of the Trust's Common Shares and Preferred Shares are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Common Shares" and "Description of Preferred Shares." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Trust that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

         Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 302).

         Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium or Make-Whole Amount, if any) and interest or Additional Amounts, if any on any series of Debt Securities will be payable at the corporate trust office of the Trustee, provided that, at the option of the Trust, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

         Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

         Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written
instrument of transfer.   No service charge will be made for any registration
of transfer or exchange of any Debt Securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Trust with respect to any series of Debt Securities, the Trust may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Trust will be required to maintain a transfer agent in each Place of Payment for such series. The Trust may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002).

         Neither the Trust nor the Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section
305).

MERGER, CONSOLIDATION OR SALE

         The Trust, without the consent of the Holders of any of the Debt Securities, may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation or trust or entity, provided that (a) either the Trust shall be the continuing entity, or the successor entity (if other than the Trust) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium or Make-Whole Amount, if any) and interest (including Additional Amounts, if any) on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;
(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Trust or any Subsidiary as a result thereof as having been incurred by the Trust or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering such conditions shall be delivered to the Trustee (Sections 801 and 803).

CERTAIN COVENANTS

         Existence.   Except as permitted under "Merger, Consolidation or
Sale," the Trust will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Trust shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 1004).

         Maintenance of Properties. The Trust will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of the Trust may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Trust and its Subsidiaries shall not be prevented from selling or otherwise disposing for value its properties in the ordinary course of business (Section 1005).

         Insurance. The Trust will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage in accordance with industry practices and with insurers of recognized responsibility and of suitable financial stability (Section 1006).

         Payment of Taxes and Other Claims. The Trust will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Trust or any Subsidiary; and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Trust or any Subsidiary; provided, however, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1007).

         Provision of Financial Information. Whether or not the Trust is subject to Section 13 or 15(d) of the Exchange Act, the Trust will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Trust would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the "Financial Statements") if the Trust were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Trust would have been required so to file such documents if the Trust were so subject. The Trust will also in any event (x) within 15 days of each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Trust would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust were subject to such Sections; and (y) if filing such documents by the Trust with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1008).

EVENTS OF DEFAULT, NOTICE AND WAIVER

         The Indenture provides that the following events are "Events of Default" with respect to a series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest or Additional Amount payable on any Debt Security of such series when due and payable; (b) default in the payment of the principal of (or premium or Make-Whole Amount, if any) any Debt Security of such series when due and payable; (c) default in the performance, or breach, of any covenant of the Trust contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities other than such series), which continues for 60 days after written notice as provided in the Indenture; (d) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Trust (or by any Subsidiary, the repayment of which the Trust has guaranteed or for which the Trust is directly responsible or liable as obligor or guarantor) having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be incurred or created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after written notice to the Trust as provided in the Indenture; (e) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Trust or any of its Subsidiaries in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days; or (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Trust or any Significant Subsidiary or for all or substantially all of either of its property (Section 501).

         If an Event of Default under the Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Trust (and to the Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Trust shall have deposited with the Trustee all required payments of the principal of (and premium and Make-Whole Amount, if any) and interest on and any Additional Amounts and any other amounts that may be payable in respect of the Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or all Debt Securities then Outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture (Section 502). The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium and Make-Whole Amount, if any) or interest on and any Additional Amounts payable in respect of any Debt Security of such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

         The Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders (Section 601).

         The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of reasonable indemnity (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof (Section 508).

         Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any series of Debt Securities then outstanding under the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512).

         Within 120 days after the close of each fiscal year, the Trust must deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof (Section 1009).

MODIFICATION OF THE INDENTURE

         Modifications and amendments of the Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of all outstanding Debt Securities which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby,
(a) change the Stated Maturity of the principal of, or any installment of interest (or premium or Make-Whole Amount, if any) on, any such Debt Security;
(b) reduce the principal amount of, or the rate or amount of interest on or Additional Amounts payable in respect thereof, or any premium on redemption of, any such Debt Security, or change any obligation of the Trust to pay Additional Amounts (except as provided in the Indenture), or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902).

         The Holders of not less than a majority in principal amount of each series of Outstanding Debt Securities have the right to waive compliance by the Trust with certain covenants in the Indenture (Section 1011).

         Modifications and amendments of the Indenture may be made by the Trust and the Trustee without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Trust as obligor under the Indenture; (ii) to add to the covenants of the Trust for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Trust in the Indenture;
(iii) to add Events of Default for the benefit of the Holders of all or any series of Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interest of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities;
(vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Shares or Preferred Shares of the Trust;
(viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (ix) to cure any ambiguity, correct or supplement any provision which may be defective or inconsistent or make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect; or (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect (Section 901).

         The Indenture provides that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof; (ii) the principal amount of a Debt Security denominated in a Foreign Currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above); (iii) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to
Section 301 of the Indenture; and (iv) Debt Securities owned by the Trust or any other obligor upon the Debt Securities or any Affiliate of the Trust or of such other obligor shall be disregarded (Section 101).

         The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series (Section 1501). A meeting may be called at any time by the Trustee, and also, upon request, by the Trust or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section
1504).

         Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting; and (ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504).

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

         The Trust may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 1401).

         The Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series pursuant to
Section 301 of the Indenture, the Trust may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (b) to be released from its obligations with respect to such Debt Securities under Section 1004 to 1008, inclusive, of the Indenture (being the restrictions described under "Certain Covenants") or, if provided pursuant to Section 301 of the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by the Trust with the Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Governmental Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

         Such a trust may only be established if, among other things, the Trust has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture (Section 1404).

         "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign

Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101).

         Unless otherwise provided in the applicable Prospectus Supplement, if after the Trust has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 1405). "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium or Make-Whole Amount, if any) and interest on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in U.S. dollars (Section 101).

         In the event the Trust effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" with respect to Sections 1004 to 1008, inclusive, of the Indenture (which Sections would no longer be applicable to such Debt Securities) or described in clause
(g) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Trust would remain liable to make payment of such amounts due at the time of acceleration.

         The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION RIGHTS

         The terms and conditions, if any, upon which the Debt Securities are convertible into Common Shares, Preferred Shares or Debt Securities of another series will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Common Shares, Preferred Shares or Debt Securities of another series, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities. To protect the Trust's status as a REIT, a Holder may not convert any Debt Security, and such Debt Security shall not be convertible by any Holder, if as a result of such conversion any person would then be deemed to own, directly or indirectly, more than 9.8% of the Trust's capital shares.

GLOBAL SECURITIES

         The Debt Securities of a series may be issued in whole or in part in the form of one more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in Debt Securities represented by Global Securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred share dividends for the nine months ended September 30, 1997 and 1996 and for each of the last five fiscal years for the Trust are presented below. The ratio of earnings to fixed charges for the Trust is computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred share dividends is computed by dividing earnings by the sum of fixed charges and preferred share dividend requirements.

         For purposes of computing these ratios, "earnings" consists of income from operations before minority interest plus fixed charges (other than any interest that has been capitalized), "fixed charges" consists of interest expense (including amortization of loan costs), interest that has been capitalized, the interest component of capitalized lease obligations and a portion of rental expense, other than on capitalized leases (estimated to represent the interest factor in such rental expense), and, for the ratio of earnings to combined fixed charges and preferred share dividends, "preferred share dividends" consists of the amount of pre-tax earnings that would be required to cover preferred share dividend requirements.

         For the nine months ended September 30, 1997 and 1996 and years ended December 31, 1996, 1995, 1994, 1993 and 1992, earnings were inadequate to cover fixed charges. The deficiencies for the nine months ended September 30, 1997 and 1996 were $2,414,000 and $3,069,000, respectively. The deficiencies for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 were $4,732,000,
$4,338,000, $4,311,000, $5,121,000, and $18,719,000, respectively.  The ratio of earnings to combined fixed charges and preferred share dividends is the same as the ratio of earnings to fixed charges for all periods presented as the Trust had no preferred share dividends in any period presented.


                              PLAN OF DISTRIBUTION

         The Trust may sell Securities to or through one or more underwriters for public offering and sale, or may also sell Securities directly to other purchasers or through agents in exchange for cash or other consideration (including real properties) as may be specified in the applicable Prospectus Supplement. Direct sales to purchasers may also be accomplished through subscription rights distributed to the Trust's shareholders. In connection with distribution of subscription rights to shareholders, if all of the underlying Securities are not subscribed for, the Trust may sell such unsubscribed Securities directly to third parties or may engage the services of underwriters to sell such unsubscribed Securities to third parties as may be specified in the applicable Prospectus Supplement. Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable Prospectus Supplement.

         The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices (any of which may represent a discount from the prevailing market prices). The Trust also may, from time to time, authorize underwriters acting as the Trust's agents to offer and sell the Securities upon the terms and conditions set forth in the applicable Prospectus Supplement.

         In connection with the sale of Securities, underwriters may receive or be deemed to have received compensation from the Trust or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions they receive from the Trust, and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Trust will be described, in the applicable Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Common Shares which are listed on the NYSE. Any Common Shares sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. The Trust may elect to list any series of Debt Securities or Preferred Shares on an exchange, but is not obligated to do so.

It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Securities.

         Under agreements the Trust may enter into, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Trust against certain liabilities, including liabilities under the Securities Act.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Trust in the ordinary course of business.

         If so indicated in the Prospectus Supplement, the Trust will authorize underwriters or other persons acting as the Trust's agents to solicit offers by certain institutions to purchase Securities from the Trust pursuant to contracts providing for payment and delivery on a future date. Each contract will be for an amount not less than, and the aggregate principal amount of Securities sold pursuant to contracts shall be not less or more than, the respective amounts stated in the applicable Prospectus Supplement.
Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Trust. The obligations of any purchaser under any such contract will be subject to the condition that (i) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (ii) if the Securities are being sold to underwriters, the Trust shall have sold to such underwriters the total principal amount of the Securities less the principal amount thereof covered by contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL MATTERS

         Certain legal matters relating to the validity of the Securities will be passed upon for the Trust by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Dallas, Texas.

                                    EXPERTS

         The consolidated financial statements and the related financial statement schedule of American Industrial Properties REIT as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The Combined Historical Summary of Gross Income and Direct Operating Expenses of Merit Texas Properties Portfolio for the year ended December 31, 1996, incorporated by reference herein, has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein in reliance upon such report upon the authority of such firm as experts in accounting and auditing.

         The Historical Summary of Gross Income and Direct Operating Expenses of Commerce Center for the year ended May 31, 1997, incorporated by reference herein, has been audited by Easley, Endres, Parkhill & Brackendorff, P.C., independent auditors, as set forth in their report thereon included therein and incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses in connection with the offering contemplated by this Registration Statement:

SEC Registration Fee  . . . . . . . . . . . . . . . . . . . . . . . . $ 147,500
Blue Sky Fees and Expenses  . . . . . . . . . . . . . . . . . . . . .     1,000
Printing and Engraving Costs  . . . . . . . . . . . . . . . . . . . .    50,000
Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . .    10,000
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . .    75,000
Trustee and Registrar Fees  . . . . . . . . . . . . . . . . . . . . .    10,000
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10,000
                                                                      ---------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 303,500
                                                                      =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (B) of Section 9.20 of the Texas Real Estate Investment Trust Act, as amended (the "Act"), empowers a real estate investment trust to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the real estate investment trust or is or was serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another real estate investment trust, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements if he conducted himself in good faith and reasonably believed his conduct was in or not opposed to the best interests of the real estate investment trust and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

         The Act further provides that, except to the extent otherwise permitted by the Act, a person may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the real estate investment trust. Indemnification pursuant to Subsection (B) of Section 9.20 of the Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

         Subsection (C) of Section 15.10 of the Act provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports, or statements, including financial statements and other financial data, concerning the real estate investment trust, that were prepared or presented by officers or employees of the real estate investment trust, legal counsel, public accountants, investment bankers, or certain other professionals, or a committee of trust manager of which the trust manager is not a member. In addition, no trust manager shall be liable to the real estate investment trust for any act, omission, loss, damage, or expense arising from the performance of his duty to a real estate investment trust, save only for his own willful misfeasance, willful malfeasance or gross negligence.

         The Declaration of Trust provides that the Company shall indemnify every Indemnitee (as defined below) against all judgments, penalties, fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding (as defined in the Declaration of Trust) in which Indemnitee was, is or threatened to be named defendant or respondent or called as a witness, by reason of his serving or having served in various capacities for the Company if it is determined that the Indemnitee conducted himself in good faith, reasonably believed that his conduct was in the Company's best interests (or, in certain cases, not opposed to the Company's best interests) and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. For purposes of the Declaration of Trust, "Indemnitee" shall mean (i) any present or former Trust Manager or officer of the Company; (ii) any person who while serving in any of such capacities served at the Company's request as a director, officer, partner, venturer, proprietor, Trust Manager, employee, agent or similar functionary of another REIT or other enterprise; and (iii) any person nominated or designated by the Board of Trust Managers or any committee thereof to serve in any of the capacities referred to in the preceding clauses (i) or (ii).

         Pursuant to indemnification agreements entered into between the Company and each of its Trust Managers and executive officers, the Company has agreed to indemnify such Trust Managers and executive officers for certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS.

   4.1           Indenture for Senior Debt Securities, dated as
                 of                , 199   , between the Trust and
                                               , as Trustee.
  *4.2           Form of Senior Debt Security
   4.5           Third Amended and Restated Declaration of Trust, as amended
                 (filed as Exhibit 3.1 to the Trust's Registration Statement on
                 Form S-4 filed July 22, 1997 (File No. 333-31823) and
                 incorporated herein by reference)
   4.6           Fifth Amended and Restated Bylaws of the Trust (filed as
                 Exhibit 3.1 to the Trust's Form 8-K dated February 29, 1998
                 (File No. 001-09016) and incorporated herein by reference)
   4.7           Form of Common Share Certificate (filed as Exhibit 4.2 to the
                 Trust's Registration Statement on From S-4 filed November 12,
                 1997 (No. 333-31823) and incorporated herein by reference).
  *4.8           Form of Statement of Designation of Preferred Shares
  *4.9           Form of Preferred Share Certificate
   5.1           Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
  12.1           Calculation of Ratio of Earnings to Fixed Charges
  12.2           Calculation of Ratio of Earnings to Combined Fixed Charges and
                 Preferred Share Dividends
  23.1           Consent of Ernst & Young LLP
  23.2           Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                 (included in Exhibit 5.1 hereto)
  23.3           Consent of Easley, Endres, Parkhill & Brackendorff, P.C.
  24.1           Power of Attorney (included on signature page)
 *25.1           Form T-1 Statement of Eligibility and Qualification

________________
* To be filed by amendment or incorporated by reference in connection with the offering of the Securities.

ITEM 17. UNDERTAKINGS.

  (a)    The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305 (b)(2) of the Trust Indenture Act of 1939, as amended.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby further undertakes to supplement the applicable prospectus supplement, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trust managers, directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 of this Registration Statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than in payment by the registrant of expenses incurred or paid by a trust manager, director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the registrant by such trust manager, director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 20th day of February, 1998.


                                        AMERICAN INDUSTRIAL PROPERTIES REIT



                                        /s/ CHARLES W. WOLCOTT
                                        ------------------------------------
                                        Charles W. Wolcott, President
                                        and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles W. Wolcott and Marc A. Simpson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                         Title                     Date
       ---------                         -----                     ----


/s/ CHARLES W. WOLCOTT
----------------------         Trust Manager, President and   February 20, 1998
Charles W. Wolcott             Chief Executive Officer
                               (Principal Executive Officer)

/s/ MARC A. SIMPSON
----------------------         Vice President -- Finance,     February 20, 1998
Marc A. Simpson                Chief Financial Officer,
                               Treasurer and Secretary
                               (Principal Financial and
                               Accounting Officer)


         Signature                          Title                   Date
         ---------                          -----                   ----

 /s/ W. H. BRICKER                        Trust Manager      February 20, 1998
 ------------------------------
 W. H. Bricker


 /s/ EDWARD B. KELLEY                     Trust Manager      February 20, 1998
 ------------------------------
 Edward B. Kelley


 /s/ T. PATRICK DUNCAN                    Trust Manager      February 20, 1998
 ------------------------------
 T. Patrick Duncan


 /s/ ROBERT E. GILES                      Trust Manager      February 20, 1998
 ------------------------------
 Robert E. Giles


 /s/ STANLEY J. KRASKA, JR.               Trust Manager      February 20, 1998
 ------------------------------
 Stanley J. Kraska, Jr.


 /s/ RUSSELL C. PLATT                     Trust Manager      February 20, 1998
 ------------------------------
 Russell C. Platt


 /s/ THEODORE R. BIGMAN                   Trust Manager      February 20, 1998
 ------------------------------
 Theodore R. Bigman



                                 EXHIBIT INDEX

Exhibit                                                                 Sequentially
Number                                                                  Numbered Page
-------                                                                 -------------
  4.1            Indenture for Senior Debt Securities, dated as
                 of                 , 199    , between the Trust and
                                                 , as Trustee.
 *4.2            Form of Senior Debt Security
  4.5            Third Amended and Restated Declaration of Trust, as
                 amended (filed as Exhibit 3.1 to the Trust's
                 Registration Statement on Form S-4 filed July 22,
                 1997 (File No. 333-31823) and incorporated herein by
                 reference)
  4.6            Fifth Amended and Restated Bylaws of the Trust (filed
                 as Exhibit 3.1 to the Trust's Form 8-K dated February
                 29, 1998 (File No. 001-09016) and incorporated herein
                 by reference)
  4.7            Form of Common Share Certificate (filed as Exhibit
                 4.2 to the Trust's Registration Statement on From S-4
                 filed November 12, 1997 (No. 333-31823) and
                 incorporated herein by reference).
 *4.8            Form of Statement of Designation of Preferred Shares
 *4.9            Form of Preferred Share Certificate
  5.1            Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
 12.1            Calculation of Ratio of Earnings to Fixed Charges
 12.2            Calculation of Ratio of Earnings to Combined Fixed Charges and
                 Preferred Share Dividends
 23.1            Consent of Ernst & Young LLP
 23.2            Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                 (included in Exhibit 5.1 hereto)
 23.3            Consent of Easley, Endres, Parkhill & Brackendorff, P.C.
 24.1            Power of Attorney (included on signature page)
*25.1            Form T-1 Statement of Eligibility and Qualification


________________
* To be filed by amendment or incorporated by reference in connection with the offering of the Securities.